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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ________________


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): August 10, 2005

                                ________________

                           UNITED HERITAGE CORPORATION
               (Exact name of registrant as specified in Charter)


           Utah                         0-9997                   87-0372864
(State or other jurisdiction of    (Commission File No.)       (IRS Employee
incorporation or organization)                              Identification No.)

                              2 North Caddo Street
                              Cleburne, Texas 76033
                    (Address of Principal Executive Offices)

                                  817-641-3681
                            (Issuer Telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[_] Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange Act (17 CFR 240.13(e)-4(c))

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      This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

      Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Items 8.01        Other Events

      On August 10, 2005, the Registrant and its largest stockholder, Mr. Walter
G. Mize, who is also its President and the Chairman of the Board of Directors, signed letters of intent with Lothian Oil, Inc. Pursuant to the letters of intent, which are subject to certain conditions, Lothian Oil, Inc. will purchase from the Registrant a total of 3,280,000 shares of the Registrant's common stock, $0.001 par value (the "Common Stock"), at a price of $3,444,000 and will purchase from seven of the Registrant's stockholders, including Mr. Mize, 8,000,000 shares of the Registrant's Common Stock at a price of $10,651,000. The Registrant also agreed, subject to stockholder approval, to issue warrants for the purchase of 8,720,000 shares of Common Stock. The price for the warrant shares is as follows: $1.05 per share for 2,860,000 shares, $1.12 per share for 3,000,000 shares and $1.25 per share for 2,860,000 shares. Each warrant will have a term of five years from the date of issuance.

      The purchase of the Common Stock from the Registrant is conditioned upon the Registrant using the proceeds from the sale to pay in full the loan from Almac Financial Corporation, an entity controlled by Mr. Mize, and the execution of a definitive development and operating agreement for the development of the Registrant's oil and gas properties. If the development and operating agreement is executed, Lothian Oil Inc. will obtain a 70% working interest in the Registrant's oil and gas properties in exchange for investing a sum of money, currently anticipated to be between $4,000,000 and $6,500,000, which funds are to be used for the development. The purchase of the Common Stock is also conditioned upon approval by the Registrant's Board of Directors and compliance with all applicable laws and regulations.

      A press release announcing the execution of the letters of intent is attached to this Current Report as exhibit 99.

Item 9.01         Financial Statements and Exhibits

                  Exhibit 99.       Press Release


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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 15, 2005


                                      UNITED HERITAGE CORPORATION


                                     By: /s/ Walter G. Mize
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                                         Walter G. Mize, Chief Executive Officer